                                                               Exhibit 99.15

                  KEYSTONE AMERICA INTERMEDIATE TERM BOND FUND
                           CLASS A DISTRIBUTION PLAN


      SECTION 1. Keystone America Intermediate Term Bond Fund (Fund) may act as the distributor of securities of which it is the issuer, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (1940 Act) according to the terms of this Distribution Plan (Plan).

      SECTION 2. The Fund may expend daily amounts at an annual rate of 0.75% of the average daily net asset value of Class A shares of the Fund to finance any activity which is principally intended to result in the sale of Class A shares of the Fund, including, without limitation, expenditures consisting of payments to a principal underwriter of the Fund (Principal Underwriter) in order (i) to enable the Principal Underwriter to pay to others commissions in respect of sales of Class A shares since inception of the Plan; (ii) to enable the Principal Underwriter to pay or to have paid to others who sell Class A shares a maintenance or other fee, at such intervals as the Principal Underwriter may determine, in respect of Class A shares previously sold by any such others and remaining outstanding during the period in respect of which such fee is or has been paid; and/or (iii) to compensate the Principal Underwriter for its efforts in respect of sales of Class A shares since inception of the Plan.

      SECTION 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Class A shares of the Fund.

      SECTION 4. This Plan shall not take effect until it has been approved together with any related agreements of the Fund by votes of a majority of both
(a) the Board of Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements of the Fund or any other person related to this Plan (Rule 12b-1 Trustees), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

      SECTION 5. Unless sooner terminated pursuant to Section 7, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

      SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Fund's Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

      SECTION 7. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the Fund's outstanding Class A shares.

      SECTION 8. Any agreement of the Fund related to this Plan shall be in writing, and shall provide:

     A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the Fund's outstanding Class A shares on not more than sixty days written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment.

      SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 3 hereof and no material amendment to this Plan shall be made unless approved in the manner provided for in Section 4 hereof.

                               DISTRIBUTION PLAN
                                      FOR
                                CLASS B-1 SHARES
                                       OF
                      KEYSTONE INTERMEDIATE TERM BOND FUND


         Section 1. Keystone Intermediate Term Bond Fund, individually and/or on behalf of its series, if any, referred to above in the title of this 12b-1 Plan (the "Plan"), to which series this Plan shall then relate, as applicable (the "Fund"), may act as the distributor of certain securities of which it is the issuer pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") according to the terms of this Distribution Plan.

         Section 2. The Fund may expend daily amounts at an annual rate of up to 1.00% of the average daily net asset value of the Fund attributable to the Fund's Class B-1 shares (the "Shares"). Such amounts may be expended to finance any activity that is principally intended to result in the sale of Shares, including, without limitation, expenditures consisting of payments to a principal underwriter of the Fund or others as sales commissions or other compensation for services provided or to be provided ("Distribution Fees") or as reimbursement for expenses that are incurred or accrued at any time during which this Plan is in effect, together with interest on any such amounts, at rates approved by the Rule 12b-1 Directors (as defined below) in the manner referred to below, all whether or not this Plan has been otherwise terminated, if such payment of such expenditures is for services theretofore provided or for reimbursement of expenses theretofore incurred or accrued prior to termination of this Plan in other respects and if such payment is or has been so approved by such Rule 12b-1 Directors, or agreed to by the Fund with such approval, all subject to such specific implementation as such 12b-1 Directors may approve; provided that, at the time any such payment is made, whether or not this Plan has been otherwise terminated, the making of such payment will not cause the limitation upon such payments set forth in the preceding sentence to be exceeded. Without limiting the generality of the foregoing, the Fund may pay to, or on the order of, any person who has served from time to time as principal underwriter (a "Principal Underwriter") amounts for distribution services pursuant to a principal underwriting agreement or otherwise. No principal underwriting agreement or other agreement shall be an agreement related to this Plan, as referred to in Rule 12b-1 of the Securities and Exchange Commission, unless it specifically states that it is such a related agreement. Any such principal underwriting agreement may, but need not, provide that such Principal Underwriter may be paid for distribution services to Class B-1 Shares and/or other specified classes of shares of the Fund (together the B-Class-of-Shares ), a fee which may be designated a Distribution Fee and may be paid at a rate per annum up to .75% of the average daily net asset value of such B-Class-of-Shares of the Fund and may, but need not, also provide: (I) that a Principal Underwriter will be deemed to have fully earned its "Allocable Portion" of the Distribution Fee upon the sale of the Commission Shares (as defined in the Allocation Schedule) taken into account in determining its Allocable Portion;
(II) that the Fund's obligation to pay such Principal Underwriter its Allocable Portion of the Distribution Fees shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever (it being understood that such provision is not a waiver of the Fund's right to pursue such Principal Underwriter and enforce such claims against the assets of such Principal Underwriter other than its right to its Allocable Portion of the Distribution Fees and CDSCs (as defined below) (III) that the Fund's obligation to pay such Principal Underwriter its Allocable Portion of the Distribution Fees shall not be changed or terminated except to the extent required by any change in applicable law, including without limitation, the Investment Company Act of 1940, the Rules promulgated thereunder by the Securities and Exchange Commission and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., in each case enacted or promulgated after June 1, 1995, or in connection with a "Complete Termination" (as hereinafter defined); (IV) that the Fund will not waive or change any contingent deferred sales charge ("CDSC") in respect of the Distributor's Allocable Portion thereof, except as provided in the Fund's prospectus or statement of additional information without the consent of the Principal Underwriter or any assignee of such Principal Underwriter's rights to its Allocable Portion; (V) that the termination of the Principal Underwriter, the principal underwriting agreement or this Plan will not terminate such Principal Underwriter's rights to its Allocable Portion of the CDSCs; and (VI) that any Principal Underwriter may assign its rights to its Allocable Portion of the Distribution Fees and CDSCs (but not such Principal Underwriter's obligations to the Fund under its principal underwriting agreement) to raise funds to make expenditures described in Section 2 above and in connection therewith, and upon receipt of notice of such assignment, the Fund shall pay to the assignee such portion of the Principal Underwriter's Allocable Portion of the Distribution Fees and CDSCs so assigned. For purposes of such principal underwriting agreement, the term Allocable Portion of Distribution Fees as applied to any Principal Underwriter may mean the portion of the Distribution Fee allocable to Distributor Shares in accordance with the "Allocation Schedule" attached to such Principal Underwriter's principal underwriting agreement. For purposes of such principal underwriting agreement, the term Allocable Portion of CDSCs as applied to any Principal Underwriter may mean the portion of the CDSCs allocable to Distributor Shares in accordance with the Allocation Schedule attached to such Principal Underwriter's principal underwriting agreement. For purposes of such principal underwriting agreement, the term "Complete Termination" may mean a termination of this Plan involving the cessation of payments of the Distribution Fees thereunder, the cessation of payments of distribution fees pursuant to every other rule 12b-1 plan of the Fund for every existing or future B-Class-of-Shares and the cessation of the offering by the Fund of existing or future B-Class-of-Shares, which conditions shall be deemed to be satisfied when they are first complied with and so long thereafter as they are complied with prior to the earlier of (i) the date upon which all of the B-2 Shares which are Distributor Shares pursuant to the Allocation Schedule shall have been redeemed or converted or (ii) a specified date, after either of which times such conditions need no longer be complied with. For purposes of such principal underwriting agreement, the term "B-Class-of-Shares" may mean each of the B-1 Class of Shares of the Fund, the B-2 Class of Shares of the Fund and each other class of shares of the Fund hereafter issued which would be treated as "Shares" under such Allocation Schedule or which has economic characteristics substantially similar to those of the B-1 or B-2 Classes of Shares taking into account the total sales charge, CDSC or other similar charges borne directly or indirectly by the holder of the shares of such classes. The parties may agree that the existing C Class of Shares of the Fund does not have substantially similar economic characteristics to the B-1 or B-2 Classes of Shares taking into account the total sales charge, CDSC or other similar charges borne directly or indirectly by the holder of such shares. For purposes of clarity the parties to such principal underwriting agreement may state that they intend that a new installment load class of shares which may be authorized by amendments to Rule 6(c)-10 under the 1940 Act will be considered to be a B-Class-of-Shares if it has economic characteristics substantially similar to the economic characteristics of the existing B-1 or B-2 Classes of Shares taking into account the total sales charge, CDSC or other similar charges borne directly or indirectly by the holder of such shares and will not be considered to be a B-Class-of-Shares if it has economic characteristics substantially similar to the economic characteristics of the existing C Class of shares of the Fund taking into account the total sales charge, CDSC or other similar charges borne directly or indirectly by the holder of such shares. For purposes of such principal underwriting agreement, "Allocation Schedule" may mean a schedule which shall be approved by Directors (as defined below) in connection with their required approval of such principal underwriting agreement as assigning to each Principal Underwriter of Shares the portion of the total Distribution Fees payable by the Fund under such principal underwriting agreement which has been earned by such Principal Underwriter to the extent necessary so that the continued payments thereof if such Principal Underwriter ceases to serve in that capacity does not penalize the Fund by requiring it to pay for services that have not been earned.

         Section 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Shares.

         Section 4. This Plan, and the specific implementation of expenditures provided for under this Plan, shall not take effect until this Plan, and such implementation, have been approved, together with any related agreements of the Fund, by votes of both (a) a majority of the Board of Trustees or Directors (together the "Directors") of the Fund and (b) a majority of those Directors of the Fund who are not "interested persons" of the Fund (as said term is defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements of the Fund or any other person related to this Plan (the "Rule 12b-1 Directors"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

         Section 5. Unless sooner terminated pursuant to Section 7 hereof, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4 hereof, except that, if terminated except for payments provided to be made after termination of other aspects of this Plan, such payments may be made pursuant to approvals made, and or agreements approved, as provided above.

         Section 6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Fund's Board of Directors, and the Board shall review, at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 7. This Plan may be terminated, in whole or in part, at any time by vote of a majority of the Rule 12b-1 Directors or by vote of a majority of the outstanding Shares, with the effects provided for in Section 2, as applicable.

         Section 8. Any agreement of the Fund related to this Plan shall be in writing, and shall provide as follows:

         (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Directors or by a vote of a majority of the outstanding Shares on not more than sixty days written notice to any other party to the agreement; and

         (b) That such agreement shall terminate automatically in the event of its assignment.

         Section 9. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 3 hereof, and no material amendment to this Plan shall be made unless approved in the manner provided for in Section 4 hereof.

                               DISTRIBUTION PLAN
                                      FOR
                                CLASS B-2 SHARES
                                       OF
                          INTERMEDIATE TERM BOND FUND


         Section 1. Keystone Intermediate Term Bond Fund, individually and/or on behalf of its series, if any, referred to above in the title of this 12b-1 Plan (the "Plan"), to which series this Plan shall then relate, as applicable (the "Fund"), may act as the distributor of certain securities of which it is the issuer pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the 1940 Act ) according to the terms of this Distribution Plan.

         Section 2. The Fund may expend daily amounts at an annual rate of up to 1.00% of the average daily net asset value of the Fund attributable to the Fund's Class B-2 shares (the "Shares"). Such amounts may be expended to finance any activity that is principally intended to result in the sale of Shares, including, without limitation, expenditures consisting of payments to a principal underwriter of the Fund or others as sales commissions or other compensation for services provided or to be provided ("Distribution Fees") or as reimbursement for expenses that are incurred or accrued at any time during which this Plan is in effect, together with interest on any such amounts, at rates approved by the Rule 12b-1 Directors (as defined below) in the manner referred to below, all whether or not this Plan has been otherwise terminated, if such payment of such expenditures is for services theretofore provided or for reimbursement of expenses theretofore incurred or accrued prior to termination of this Plan in other respects and if such payment is or has been so approved by such Rule 12b-1 Directors, or agreed to by the Fund with such approval, all subject to such specific implementation as such 12b-1 Directors may approve; provided that, at the time any such payment is made, whether or not this Plan has been otherwise terminated, the making of such payment will not cause the limitation upon such payments set forth in the preceding sentence to be exceeded. Without limiting the generality of the foregoing, the Fund may pay to, or on the order of, any person who has served from time to time as principal underwriter (a "Principal Underwriter") amounts for distribution services pursuant to a principal underwriting agreement or otherwise. No principal underwriting agreement or other agreement shall be an agreement related to this Plan, as referred to in Rule 12b-1 of the Securities and Exchange Commission, unless it specifically states that it is such a related agreement. Any such principal underwriting agreement may, but need not, provide that such Principal Underwriter may be paid for distribution services to Class B-2 Shares and/or other specified classes of shares of the Fund (together the B-Class-of-Shares ), a fee which may be designated a Distribution Fee and may be paid at a rate per annum up to .75% of the average daily net asset value of such B-Class-of-Shares of the Fund and may, but need not, also provide: (I) that a Principal Underwriter will be deemed to have fully earned its "Allocable Portion" of the Distribution Fee upon the sale of the Commission Shares (as defined in the Allocation Schedule) taken into account in determining its Allocable Portion;
(II) that the Fund's obligation to pay such Principal Underwriter its Allocable Portion of the Distribution Fees shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever (it being understood that such provision is not a waiver of the Fund's right to pursue such Principal Underwriter and enforce such claims against the assets of such Principal Underwriter other than its right to its Allocable Portion of the Distribution Fees and CDSCs (as defined below); (III) that the Fund's obligation to pay such Principal Underwriter its Allocable Portion of the Distribution Fees shall not be changed or terminated except to the extent required by any change in applicable law, including without limitation, the Investment Company Act of 1940, the Rules promulgated thereunder by the Securities and Exchange Commission and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., in each case enacted or promulgated after June 1, 1995, or in connection with a "Complete Termination" (as hereinafter defined); (IV) that the Fund will not waive or change any contingent deferred sales charge ("CDSC") in respect of the Distributor's Allocable Portion thereof, except as provided in the Fund's prospectus or statement of additional information without the consent of the Principal Underwriter or any assignee of such Principal Underwriter's rights to its Allocable Portion; (V) that the termination of the Principal Underwriter, the principal underwriting agreement or this Plan will not terminate such Principal Underwriter's rights to its Allocable Portion of the CDSCs; and (VI) that any Principal Underwriter may assign its rights to its Allocable Portion of the Distribution Fees and CDSCs (but not such Principal Underwriter's obligations to the Fund under its principal underwriting agreement) to raise funds to make expenditures described in Section 2 above and in connection therewith, and upon receipt of notice of such assignment, the Fund shall pay to the assignee such portion of the Principal Underwriter's Allocable Portion of the Distribution Fees and CDSCs so assigned. For purposes of such principal underwriting agreement, the term Allocable Portion of Distribution Fees as applied to any Principal Underwriter may mean the portion of the Distribution Fee allocable to Distributor Shares in accordance with the "Allocation Schedule" attached to such Principal Underwriter's principal underwriting agreement. For purposes of such principal underwriting agreement, the term Allocable Portion of CDSCs as applied to any Principal Underwriter may mean the portion of the CDSCs allocable to Distributor Shares in accordance with the Allocation Schedule attached to such Principal Underwriter's principal underwriting agreement. For purposes of such principal underwriting agreement, the term "Complete Termination" may mean a termination of this Plan involving the cessation of payments of the Distribution Fees thereunder, the cessation of payments of distribution fees pursuant to every other rule 12b-1 plan of the Fund for every existing or future B-Class-of-Shares and the cessation of the offering by the Fund of existing or future B-Class-of-Shares, which conditions shall be deemed to be satisfied when they are first complied with and so long thereafter as they are complied with prior to the earlier of (i) the date upon which all of the B-2 Shares which are Distributor Shares pursuant to the Allocation Schedule shall have been redeemed or converted or (ii) a specified date, after either of which times such conditions need no longer be complied with. For purposes of such principal underwriting agreement, the term "B-Class-of-Shares" may mean each of the B-1 Class of Shares of the Fund, the B-2 Class of Shares of the Fund and each other class of shares of the Fund hereafter issued which would be treated as "Shares" under such Allocation Schedule or which has economic characteristics substantially similar to those of the B-1 or B-2 Classes of Shares taking into account the total sales charge, CDSC or other similar charges borne directly or indirectly by the holder of the shares of such classes. The parties may agree that the existing C Class of Shares of the Fund does not have substantially similar economic characteristics to the B-1 or B-2 Classes of Shares taking into account the total sales charge, CDSC or other similar charges borne directly or indirectly by the holder of such shares. For purposes of clarity the parties to such principal underwriting agreement may state that they intend that a new installment load class of shares which may be authorized by amendments to Rule 6(c)-10 under the 1940 Act will be considered to be a B-Class-of-Shares if it has economic characteristics substantially similar to the economic characteristics of the existing B-1 or B-2 Classes of Shares taking into account the total sales charge, CDSC or other similar charges borne directly or indirectly by the holder of such shares and will not be considered to be a B-Class-of-Shares if it has economic characteristics substantially similar to the economic characteristics of the existing C Class of shares of the Fund taking into account the total sales charge, CDSC or other similar charges borne directly or indirectly by the holder of such shares. For purposes of such principal underwriting agreement, "Allocation Schedule" may mean a schedule which shall be approved by Directors (as defined below) in connection with their required approval of such principal underwriting agreement as assigning to each Principal Underwriter of Shares the portion of the total Distribution Fees payable by the Fund under such principal underwriting agreement which has been earned by such Principal Underwriter to the extent necessary so that the continued payments thereof if such Principal Underwriter ceases to serve in that capacity does not penalize the Fund by requiring it to pay for services that have not been earned.

         Section 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Shares.

         Section 4. This Plan, and the specific implementation of expenditures provided for under this Plan, shall not take effect until this Plan, and such implementation, have been approved, together with any related agreements of the Fund, by votes of both (a) a majority of the Board of Trustees or Directors (together the "Directors") of the Fund and (b) a majority of those Directors of the Fund who are not "interested persons" of the Fund (as said term is defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements of the Fund or any other person related to this Plan (the "Rule 12b-1 Directors"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

         Section 5. Unless sooner terminated pursuant to Section 7 hereof, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4 hereof, except that, if terminated except for payments provided to be made after termination of other aspects of this Plan, such payments may be made pursuant to approvals made, and or agreements approved, as provided above.

         Section 6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Fund's Board of Directors, and the Board shall review, at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 7. This Plan may be terminated, in whole or in part, at any time by vote of a majority of the Rule 12b-1 Directors or by vote of a majority of the outstanding Shares, with the effects provided for in Section 2, as applicable.

         Section 8. Any agreement of the Fund related to this Plan shall be in writing, and shall provide as follows:

         (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Directors or by a vote of a majority of the outstanding Shares on not more than sixty days written notice to any other party to the agreement; and

         (b) That such agreement shall terminate automatically in the event of its assignment.

         Section 9. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 3 hereof, and no material amendment to this Plan shall be made unless approved in the manner provided for in Section 4 hereof.

                  KEYSTONE AMERICA INTERMEDIATE TERM BOND FUND
                           CLASS C DISTRIBUTION PLAN


         SECTION 1. Keystone America Intermediate Term Bond (the "Fund") may act as the distributor of securities of which it is the issuer pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") according to the terms of this Distribution Plan ("Plan").


         SECTION 2. The Fund may expend daily amounts at an annual rate of 1.00% of the average daily net asset value of the Fund attributable to the Fund's Class C shares to finance any activity that is principally intended to result in the sale of Class C shares, including, without limitation, expenditures consisting of payments to a principal underwriter of the Fund ("Principal Underwriter") or others as sales commissions or other compensation for their services that have been earned or as reimbursement for expenses that have been incurred or accrued at any time during which this Plan has been in effect together with interest at a rate approved from time to time by the Rule 12b-1 Trustees/Directors (as defined below) on any such amounts.


         SECTION 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Class C shares.


         SECTION 4. This Plan shall not take effect until it has been approved together with any related agreements of the Fund by votes of a majority of both
(a) the Board of Trustees/Directors of the Fund and (b) those Trustees/Directors of the Fund who are not "interested persons" of the Fund (as said term is defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements of the Fund or any other person related to this Plan (the "Rule 12b-1 Trustees/Directors"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.


         SECTION 5. Unless sooner terminated pursuant to Section 7 hereof, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4 hereof.


         SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Fund's Board of Trustees/Directors and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.


         SECTION 7. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees/Directors or by vote of a majority of the outstanding Class C shares.


         SECTION 8. Any agreement of the Fund related to this Plan shall be in writing, and shall provide as follows:

         (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees/Directors or by a vote of a majority of the outstanding Class C shares on not more than sixty days written notice to any other party to the agreement; and

         (b) That such agreement shall terminate automatically in the event of its assignment.


         SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 3 hereof and no material amendment to this Plan shall be made unless approved in the manner provided for in Section 4 hereof.